 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-262685
PROSPECTUS
American Express Company
Offer to Exchange
$1,660,622,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027
(CUSIP Nos. 025816 CN7 and U02581 AJ2)
for
$1,660,622,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027
(CUSIP No. 025816 CP2)
that have been registered under the Securities Act of 1933, as amended
(the “Securities Act”)
The exchange offer will expire at 5:00 p.m.,
New York City time, on April 25, 2022, unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $1,660,622,000 aggregate principal amount of our outstanding 3.300% Senior Notes due May 3, 2027 (CUSIP Nos. 025816 CN7 and U02581 AJ2) (the “original notes”) for a like principal amount of our 3.300% Senior Notes due May 3, 2027 that have been registered under the Securities Act (CUSIP No. 025816 CP2) (the “exchange notes”). When we use the term “notes” in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires. The terms of the exchange offer are summarized below and are more fully described in this prospectus.
The terms of the exchange notes are identical to the terms of the original notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.
We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on April 25, 2022, which is the twentieth business day of the offering period, unless extended (the “expiration date”).
You may withdraw tenders of the original notes at any time prior to the expiration of the exchange offer.
We will not receive any proceeds from the exchange offer. The original notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness.
The exchange of original notes for the exchange notes should not be a taxable event for U.S. federal income tax purposes.
No public market currently exists for the original notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 8 to read about important factors you should consider before tendering your original notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2022

We are responsible only for the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference into or contained in this prospectus may only be accurate on the date of the relevant incorporated document or of this prospectus, as the case may be.
This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the “SEC”). See “Incorporation of Certain Documents by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000
In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.
No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

i

FORWARD-LOOKING STATEMENTS
Various statements in this prospectus may constitute “forward-looking statements.” Forward-looking statements may also be made in the documents incorporated by reference in this prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” section of this prospectus as well as in the documents that are or will be incorporated by reference in this prospectus. Although we believe the expectations reflected in the applicable forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed “furnished” to the SEC). The information we incorporate by reference is considered to be part of this prospectus.
Any reports filed by us with the SEC after the date of this prospectus and before the exchange offer is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference herein or therein, have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (except for information in these documents or filings that is deemed “furnished” and not “filed” in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference herein):
•
Annual Report on Form 10-K for the year ended December 31, 2021 (including the information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2022).

•
Current Reports on Form 8-K filed with the SEC on March 4, 2022 and March 10, 2022.

•
All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the Expiration Date.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

iii

SUMMARY
The following summary highlights selected information included in or incorporated by reference into this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus in its entirety, including the documents incorporated by reference herein, especially the risks of investing in our notes discussed under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the consolidated financial statements and related notes and other information incorporated by reference into this prospectus. As used in this prospectus, references to “we,” “us,” “our,” “American Express,” or “the Company” refer to American Express Company and its consolidated subsidiaries, unless we state or the context implies otherwise. “Parent Company” refers solely to American Express Company.
The Company
We are a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
•
Credit card, charge card, banking and other payment and financing products

•
Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•
Network services

•
Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•
Expense management products and services

•
Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party vendors and business partners, direct mail, telephone, in-house sales teams, and direct response advertising.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

Summary of the Exchange Offer
On December 2, 2021, in connection with a private exchange offer, we issued $1,660,620,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027. As part of the issuance, we entered into a registration rights agreement, dated as of December 2, 2021, with respect to the original notes with the dealer managers of the private exchange offer, in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an exchange offer for the original notes. Below is a summary of the exchange offer.
Securities offered
$1,660,620,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027 that have been registered under the Securities Act. The form and terms of the exchange notes are identical to the original notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.
Exchange offer
We are offering to exchange up to $1,660,620,000 aggregate principal amount of the outstanding original notes for a like principal amount of the exchange notes. You may tender original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue exchange notes promptly after the expiration of the exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, $1,660,620,000 aggregate principal amount of original notes is outstanding. The original notes were issued under the senior indenture, dated as of December 2, 2021, between American Express Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”). If all outstanding original notes are tendered for exchange, there will be $1,660,620,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027 (that have been registered under the Securities Act) outstanding after the exchange offer.
Expiration date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on April 25, 2022, which is the twentieth business day of the offering period, unless we extend the period of time during which the exchange offer is open. If we materially change the terms of the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the exchange offer period following notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:
•
you are not an affiliate of ours;

•
you are acquiring the exchange notes in the ordinary course of your business;

•
you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•
if you are a broker-dealer that will receive exchange notes

for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes. For further information regarding resales of the exchange notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”
Accrued interest on the exchange notes and original notes
The exchange notes will bear interest from November 3, 2021. If your original notes are accepted for exchange, you will receive interest on the corresponding exchange notes and not on such original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.
Conditions to the exchange offer
The exchange offer is subject to customary conditions. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and extend the exchange offer period if necessary so that at least five business days remain in the exchange offer period following notice of any such material change. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.
Procedures for tendering original notes
A tendering holder must, at or prior to the expiration date:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•
if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.

See “The Exchange Offer — Procedures for Tendering.”
Special procedures for beneficial holders
If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”
Withdrawal rights
Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Withdrawal Rights.”
Acceptance of original notes and delivery of exchange notes
Subject to the conditions stated in the section “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus,

we will accept for exchange any and all original notes that are properly tendered in the exchange offer and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”
Material U.S. federal tax consequences
Your exchange of original notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”
Exchange agent
The Bank of New York Mellon is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”
Use of proceeds; Expenses
We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the exchange notes) other than commissions or concessions of any brokers or dealers.
Resales
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offer for the purpose of distributing any of the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.
Any broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.
Consequences of not exchanging original notes
If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

•
if they are registered under the Securities Act and applicable state securities laws;

•
if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•
if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the registration rights agreement. We currently do not intend to register the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders that are not permitted to participate in the exchange offer or that may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer — Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer — Registration Rights Agreement.”
Risk factors
For a discussion of significant factors you should consider carefully before deciding to participate in the exchange offer, see “Risk Factors” beginning on page 8 of this prospectus.

Summary of the Terms of the Exchange Notes
The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical to those of the original notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the exchange notes, see the section of this prospectus entitled “Description of Notes.”
Issuer
American Express Company.
Securities Offered
$1,660,662,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027.
Maturity
The exchange notes will mature on May 3, 2027.
Interest
Interest on the exchange notes will accrue from November 3, 2021, at the rate of 3.300% per annum, and will be payable semi-annually on May 3 and November 3 of each year (or if the third day of any such month is not a business day, on the next business day), commencing on May 3, 2022.
Ranking
The exchange notes will be unsecured obligations of the Parent Company and will rank equally in right of payment with all other unsecured senior debt of the Parent Company.
Redemption
We may redeem the exchange notes, in whole or in part, on or after the date that is 31 days prior to the maturity date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. We may not redeem the exchange notes prior to the date that is 31 days prior to the maturity date.
Further issuances
We may from time to time, without notice to or consent of the holders of the exchange notes, issue additional notes with the same ranking, interest rate, maturity date and other terms as the exchange notes, other than the original issue date, interest accrual date, first payment of interest and issue price; provided, however, that unless such additional notes are issued under a separate CUSIP, either such additional notes are part of the same issue, are issued in a qualified reopening or have less than a de minimis amount of original issue discount (“OID”) as of the date of the issue of such additional notes, in each case for U.S. federal income tax purposes. Any additional notes, together with the exchange notes, will constitute a single series of notes under the Indenture. See “Risk Factors — Risks Related to the Exchange Notes.”
Sinking fund
The notes will not be subject to any sinking fund or to any provisions for repayment at your option.
Form and denomination
The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be represented by one or more global notes in definitive, fully registered form, deposited with the Trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”), as depositary. Except in the limited circumstances described herein, exchange notes in certificated form will not be issued or exchanged for interests in global notes. See “Description of Notes — Book-Entry, Delivery and Form.”
Listing
We do not intend to list the exchange notes on any securities exchange.
Absence of an established market
The exchange notes are new issues of securities and there is currently no established trading market for the exchange notes. A market for the exchange notes may not develop, or if a market does develop, it may not provide adequate liquidity.
Governing law
The exchange notes and the Indenture will be governed by the laws of the State of New York.
Trustee
The Bank of New York Mellon.

RISK FACTORS
An investment in the exchange notes involves risks. Before deciding whether to participate in the exchange offer, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus, including the risk factors set forth in our filings with the SEC that are incorporated by reference into this prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading price of our securities. However, the risks and uncertainties that the we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business and the trading price of our securities, particularly in light of the fast-changing nature of the COVID-19 pandemic, containment and stimulus measures, continued outbreaks and increasing rates of infection (including from COVID-19 variants), and vaccination rates and boosters, and the related impacts to economic and operating conditions.
Risks Related to the Exchange Offer
The consummation of the exchange offer may not occur.
We will exchange up to the aggregate principal amount of original notes for exchange notes that are tendered in compliance with, and pursuant to, the terms and conditions of the exchange offer described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes, during which time those holders of original notes will not be able to effect transfers of their original notes tendered in the exchange offer. We may, however, waive these conditions at our sole discretion prior to the expiration date. See “The Exchange Offer — Conditions to the Exchange Offer.”
You may have difficulty selling the original notes that you do not exchange.
If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold or to sell such original notes at the price you desire because there will be fewer original notes outstanding. In addition, if you are eligible to exchange your original notes in the exchanges offer and do not exchange your original notes in the exchange offer, you will no longer be entitled to have those outstanding notes registered under the Securities Act.
Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.
If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.
Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.
Noteholders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes that wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.
Risks Related to the Exchange Notes
An active trading market for the exchange notes may not develop.
There is no existing secondary market for the exchange notes, and there can be no assurance that a secondary market will develop. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through any automated dealer quotation system. Even if a trading market for the exchange notes develops, the liquidity of any market for such exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, the exchange notes.
Changes in our credit ratings may affect the value of the exchange notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the exchange notes. However, because your return on the exchange notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the exchange notes. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.
Our credit ratings may not reflect all risks of an investment in the exchange notes.
The credit ratings of the exchange notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, any or all of the exchange notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the exchange notes.
We may redeem the exchange notes on or after the date that is 31 days prior to the maturity date, and you may not be able to reinvest in a comparable security.
We may redeem the exchange notes on or after the date that is 31 days prior to the maturity date. See “Description of Notes — Optional Redemption.” In the event we redeem the exchange notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the exchange notes.
The exchange notes will be effectively subordinated to all of our existing and future secured debt and structurally subordinated to the existing and future debt of our subsidiaries.
The exchange notes are not secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the exchange notes will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the exchange notes will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, a winding up, liquidation or reorganization, or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the exchange notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
When we completed the first issuance of the original notes in connection with a private exchange offer on December 2, 2021, we entered into a registration rights agreement with respect to the original notes with the dealer managers of the private exchange offer. Under the registration rights agreement, we agreed to use commercially reasonable efforts to file a registration statement with the SEC relating to the exchange offer. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to consummate the exchange offer within 365 days of the first issuance of the original notes. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements. See “— Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.
The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and both are available from us upon request. See “Where You Can Find More Information.”
Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus, we will accept for exchange original notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of exchange notes in exchange for the principal amount of the corresponding original notes tendered under the exchange offer. As used in this prospectus, the term “expiration date” means April 25, 2022, which is the twentieth business day of the offering period. However, if we have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest date to which we extend the exchange offer.
As of the date of this prospectus, $1,660,622,000 aggregate principal amount of the original notes is outstanding. The original notes were issued under the Indenture. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “— Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We may elect to extend the exchange offer period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, if we materially change the terms of the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.
Original notes tendered in the exchange offer must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No dissenter’s rights of appraisal exist with respect to the exchange offer.
We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “— Conditions to the Exchange Offer.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.
Procedures for Tendering
Except as described below, a tendering holder must, at or prior to 5:00 p.m., New York City time, on the expiration date:
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transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York Mellon, as the exchange agent, at the address listed below under the heading “— Exchange Agent;” or

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if original notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message to the exchange agent at the address listed below under the heading “— Exchange Agent.”

In addition:
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the exchange agent must receive, at or before 5:00 p.m., New York City time, on the applicable expiration date, certificates for the original notes, if any; or

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the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, the book-entry transfer facility.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.
The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to anyone other than the exchange agent.
If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:
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by a registered holder of the original notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

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for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.
We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured prior to the expiration date of the exchange offer. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.
If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a certificate of the original notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the original notes.
If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of original notes will represent, among other things:
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that it is not an affiliate of ours;

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the exchange notes will be acquired in the ordinary course of its business;

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that it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the exchange notes; and

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if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market making or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered. We will issue the exchange notes promptly after the expiration of the exchange offer and acceptance of the corresponding original notes. See “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Since no interest has been paid on the original notes, holders of exchange notes will receive interest accruing from November 3, 2021. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:
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certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

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a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

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all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes promptly after the expiration of the exchange offer. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly after the expiration of the exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed below under “— Exchange Agent” at or prior to 5:00 p.m., New York City time, on the expiration date.
Exchanging Book-Entry Notes
The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.
Withdrawal Rights
For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under “— Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:
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specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

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identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

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in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

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contain a statement that the holder is withdrawing his or her election to have the original notes exchanged;

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be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

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specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder promptly after the expiration of the exchange offer. In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes promptly after the expiration of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date any of the following events occurs:
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there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer; or

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the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.
Exchange Agent
We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:
The Bank of New York Mellon, as Exchange Agent
c/o BNY Mellon
Corporate Trust Operations — Reorganization Unit
2001 Bryan Street, 10th Floor
Dallas, Texas 75201
Attn: Pamela Adamo
Tel: (315) 414-3317
Fax: (732) 667-9408
Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com
All other questions should be addressed to American Express Company, 200 Vesey Street, New York, New York 10285, Attention: Debt Investor Relations. If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the exchange notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by us.
Transfer Taxes
We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.
Consequences of Exchanging or Failing to Exchange the Original Notes
Holders of original notes that do not exchange their original notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such original notes as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.
Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any holder of original notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or that intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:
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will not be able to rely on the interpretation of the SEC staff;

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will not be able to tender its original notes in the exchange offer; and

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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of original notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Registration Rights Agreement
The following description is a summary of the material provisions of the registration rights agreement. It does not restate the agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Where You Can Find More Information.”
On December 2, 2021, we and the dealer managers of the private exchange offer entered into a registration rights agreement with respect to the original notes. In the registration rights agreement, we agreed for the benefit of holders of the original notes to use commercially reasonable efforts to file a registration statement on an appropriate form under the Securities Act with respect to a proposed offer (the “Registered Exchange Offer”) to exchange the original notes for the exchange notes issued under the Indenture and identical in all material respects to such original notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate). We also agreed to use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act and to cause the Registered Exchange Offer to be consummated within 365 days after the date of first issuance of the original notes. Upon the effectiveness of this registration statement, we will offer exchange notes in return for original notes.
In the event that (i) because of any change in law or in the interpretations of the SEC staff, we are not permitted to effect a Registered Exchange Offer, (ii) a Registered Exchange Offer is not consummated within 365 days of the first issuance of the original notes, or (iii) any holder of original notes shall so request following the consummation of the Registered Exchange Offer with respect to any original notes held by it that were not eligible for exchange, we will file with the SEC and thereafter use our reasonable best efforts to cause to become effective a shelf registration statement relating to the offer and sale of the original notes and to keep that shelf registration statement effective for a period of one year from the date of first issuance of the original notes or until such time as all such original notes have been sold pursuant thereto, shall become freely transferable or cease to be outstanding. We will, in the event of such a shelf registration, provide to each holder of the original notes a copy of the shelf registration statement and copies of a prospectus in respect of such original notes, as requested, notify each holder of such original notes when the shelf registration statement has become effective and take certain other actions to permit offers and sales of such original notes. Holders of original notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the SEC staff, our affiliates will not be permitted to exchange their original notes for exchange notes in the Registered Exchange Offer.
If (i) by the date that is 365 days following the first issuance of the original notes, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the shelf registration statement in respect of such original notes has become effective, or (ii) after either the registration statement or the shelf registration statement becomes effective, such registration statement ceases to be or is not effective or such registration statement, or the related prospectus, ceases to be or is not usable as a result of one of the circumstances specified in the registration rights agreement (except, under certain circumstances, for permitted suspensions totaling up to 90 days (whether or not consecutive) of ineffectiveness or unusability in any 365 day period), in each case following the 365th day after the date of first issuance of the original notes (each of (i) and (ii), a “Registration Default”), then additional interest shall accrue on the principal amount of such notes at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period during which a Registration Default has continued for more than 90 days, up to a maximum of 0.50% per annum, until, but excluding, the date on which the Registration Default is cured. In no event will additional interest accrue on the original notes at a rate exceeding 0.50% per annum. Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the original notes is payable.
Holders of the original notes will be required to make certain representations to us in order to participate in the Registered Exchange Offer and will be required to deliver certain information to be used in connection with the shelf registration statement in order to have their original notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. By including the original notes in the shelf registration statement, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of original notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.
This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, copies of which are available from us upon request.

USE OF PROCEEDS
We will not receive any proceeds from the exchange offer. In consideration for issuing exchange notes, we will receive original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and cancelled.

DESCRIPTION OF NOTES
The following summary sets forth certain terms and provisions of the notes and the Indenture (as defined herein), does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the notes and the Indenture, including the definitions therein, copies of which are available as set forth under “Where You Can Find More Information.” Capitalized terms not otherwise defined herein have the meanings given to them in the notes and in the Indenture. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the exchange notes. We urge you to read the Indenture and the notes because they, and not this description, define your rights as holders of the notes. For purposes of this section, the term “notes” refers to the original notes and any exchange notes issued in exchange therefor and, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.
General
The original notes were issued and the exchange notes will be issued under the Indenture, dated as of December 2, 2021, between the Company and The Bank of New York Mellon, as Trustee. The notes will mature on May 3, 2027. We may, without consent of the holders, increase the principal amount of the notes in the future, on the same terms and conditions and with the same respective CUSIP number as the notes, as more fully described in “— Further Issues” below. The notes will be our senior unsecured obligations and will rank prior to all present and future subordinated indebtedness of the Company and on an equal basis with all other present and future senior unsecured indebtedness of the Company.
The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.
Interest
We will pay interest on the notes from the most recent interest payment date on which interest has been paid on the notes at the rate per annum set forth on the cover page of this prospectus, semi-annually in arrears on May 3 and November 3 of each year, beginning May 3, 2022, to the persons in whose names such notes are registered on the April 15 or October 15, as the case may be, immediately preceding such interest payment date, except that interest payable at maturity will be payable to the person to whom the principal of the note is paid. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. On the maturity date of the notes, holders will be entitled to receive 100% of the principal amount of the notes plus accrued and unpaid interest, if any. On or after April 2, 2027, the date that is 31 days prior to the maturity date for the notes, we may redeem all or a portion of the notes for 100% of the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. See “— Optional Redemption.” If any day on which a payment is due is not a Business Day (as defined below), then the holder of the note shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay. “Business Day” for purposes of the notes means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
Optional Redemption
The notes are not subject to repayment at the option of the holders at any time prior to maturity.
We may, at our option, redeem the notes, in whole or in part, on or after the date that is 31 days prior to the maturity date for the notes, on at least 5 days’ and no more than 60 days’ prior written notice, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.
Any notice of redemption of the notes to be redeemed at our option may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that the redemption date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by us if we determine that any or all of such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the notes to have been redeemed on the redemption date or otherwise. Notice shall be given to each holder of notes to be redeemed, at his or her address appearing in the register for the series to be redeemed.
Further Issuances
We may from time to time, without notice to or consent of the holders of the notes, issue additional notes with the same ranking, interest rate, maturity date and other terms as the notes, other than the original issue date, interest accrual date, first payment of interest and issue price; provided, however, that unless such additional notes are issued under a separate CUSIP, either such additional notes are part of the same issue, are issued in a qualified reopening or have less than a de minimis amount of OID as of the date of the issue of such additional notes, in each case for U.S. federal income tax purposes. Any additional notes, together with the notes, will constitute a single series of notes under the applicable indenture.
Restrictions as to Liens
The Indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:
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any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc. and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of such company, so long as it continue to be our subsidiary, which we refer to as the “principal subsidiary”; or

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any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiary.

However, liens of this nature are permitted if we provide that the notes will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. However, we may incur or allow to exist upon the stock of the principal subsidiary liens for taxes, assessments or other governmental charges or levies that are not yet due or are payable without penalty or that we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.
This covenant will cease to be binding on us with respect to the notes to which this covenant applies following discharge of the notes.
Payment
Principal and interest on the notes will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.
Modification of the Indenture
We may make modifications and amendments to the Indenture by supplemental indenture without the consent of the holders of the notes in the following instances:
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to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the Indenture;

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to add to or modify our covenants or events of default for the benefit of the holders of the notes;

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to cure any ambiguity or make any other provisions with respect to matters or questions arising under the Indenture that will not adversely affect the interests of the holders of the notes of such series in any material respect (provided that any modification or amendment to the Indenture made solely to conform the provisions of the Indenture or the notes to the description of those documents contained in the “Description of AXP Notes” section of the Offering Memorandum pursuant to which the original notes were initially sold (which is substantially the same as this “Description of Notes” section) will be deemed not to adversely affect the interests of the holders of the notes in any material respect);

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to modify, eliminate or add to the provisions of the Indenture as necessary to qualify it under any applicable federal law;

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to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of notes;

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to provide for the acceptance of appointment by a successor trustee;

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to supplement any provisions of the Indenture as is necessary to permit or facilitate the defeasance and discharge of any notes as described in this prospectus.

We may also modify the Indenture in manners applicable solely to other series of debt securities issuable under the Indenture (for example, to provide for the issuance of additional series of debt securities) without the consent of the holders of the notes.
Any other modifications or amendments of the Indenture by way of supplemental indenture require the consent of the holders of a majority in principal amount of the notes at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each note affected thereby:
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modify the terms of payment of principal or interest with respect to any series of notes;

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reduce the percentage of holders of notes necessary to modify or amend the Indenture or waive our compliance with any restrictive covenant; or

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subordinate the indebtedness evidenced by the notes to any of our other indebtedness.

Events of Default, Notice and Waiver
The Indenture provides holders of notes with remedies if we fail to perform specific obligations, such as making payments on the notes. You should review these provisions carefully in order to understand what constitutes an event of default under the Indenture.
An event of default with respect to the notes will be:
•
default in the payment of the principal of any note when it is due and payable;

•
default for 30 days in the payment of an installment of interest on any note;

•
default for 60 days after written notice to us in the performance of any other covenant in respect of the notes; and

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property.

An event of default with respect to a particular series of debt securities issued under the Indenture does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of notes of any default with respect to that series, except in the payment of principal or interest, if it considers such withholding to be in the interests of the holders of that series.
If an event of default with respect to the notes has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the notes may declare the principal of all the notes to be due and payable immediately.
The Indenture contains a provision entitling the trustee to be provided security and/or indemnified to its reasonable satisfaction by the holders before exercising any right or power under the Indenture at the request of any of the holders. The Indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the notes. The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and security and/or indemnity to the trustee. However, the holder has an absolute right to receipt of principal at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

The holders of not less than a majority in principal amount of the outstanding notes under the Indenture may on behalf of the holders of all the notes of that series waive any past defaults, except a default in payment of the principal of or interest on any note of that series and a default in respect of a covenant or provision of the Indenture that cannot be amended or modified without the consent of the holder of each note affected.
We are required by the Indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the Indenture.
Defeasance of the Indenture and Notes
The Indenture permits us to be discharged from our obligations under the Indenture and with respect to a particular series of notes if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.
If we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and interest to the date of maturity of the notes, then from and after the ninety-first day following such deposit:
•
we will be deemed to have paid and discharged the entire indebtedness on the notes of such series; and

•
our obligations under the Indenture with respect to the notes of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the notes of that series, replace stolen, lost or mutilated notes of that series, maintain paying agencies and hold moneys for payment in trust.

The Indenture also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the notes subject to defeasance will not recognize gain or loss on those notes for federal income tax purposes solely as a result of the defeasance and that the holders of those notes will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.
Following the defeasance, holders of the applicable notes would be able to look only to the trust fund for payment of principal and interest on their notes.
Book-Entry, Delivery and Form
Except as set forth below, the notes will be issued in fully registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes initially will be represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a Global Note may not be transferred except as a whole by the depositary for such Global Note to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Ownership of beneficial interests in a Global Note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a Global Note directly through Clearstream and Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in a Global Note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.
Upon the issuance of a Global Note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.
So long as DTC, or its nominee, is the registered owner of the Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture and the notes. Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the depositary for that Global Note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Note.
To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, interest or other distribution of underlying securities or other property to holders on that Global Note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that Global Note as shown on the records of the depositary. Payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants or indirect participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Neither we nor the Trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Notes.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds. Transfers between participants in Clearstream and Euroclear will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Clearstream or Euroclear, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Clearstream or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories for Clearstream or Euroclear.

Because of the time zone differences, the securities account of a Clearstream or Euroclear participant purchasing an interest in the Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Clearstream or Euroclear, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the Global Note settled during such processing day will be reported to the relevant Clearstream or Euroclear participant on such day. Cash received in Clearstream or Euroclear as a result of sales of interests in a Global Note by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if DTC no longer is willing to act as depositary, ceases to be a clearing agency or if there is an Event of Default under the notes, DTC will exchange each Global Note for definitive notes, which it will distribute to its participants.
Although we expect that DTC, Clearstream and Euroclear will follow the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Clearstream and Euroclear, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Clearstream or Euroclear or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book- entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Clearstream and Euroclear provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Clearstream and Euroclear interface with domestic securities markets. Clearstream and Euroclear participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Clearstream or Euroclear is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream or Euroclear participant, either directly or indirectly.
The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Clearstream and Euroclear, has been obtained from sources that we believe to be reliable, but we do not take any responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Clearstream, Euroclear, or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Definitive Notes
We will issue notes in definitive registered form in exchange for the Global Notes in the following instances. If DTC notifies us that it is unwilling or unable to continue as depository for the Global Notes or if DTC ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depository within 90 days, we will issue notes in definitive form. We will also issue definitive notes in exchange for the Global Notes if an event of default with respect to the notes occurs and is continuing as described under “— Events of Default, Notice and Waiver.” If we issue definitive notes, the notes may be presented for registration of transfer and exchange at the office of the trustee in New York, New York. In such circumstances, we will pay principal of, and interest on, the notes at the office of the trustee in New York, New York. We will make payments of principal on the notes only against surrender of such notes. All payments of principal and interest will be made by U.S. dollar check drawn on a bank in The City of New York and mailed to the persons in whose names such notes are registered at such person’s address as provided in the register. For holders of at least $1,000,000 in aggregate principal amount of notes, we will make payment by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York or in Europe, provided that the trustee receives a written request from such holder to such effect designating such account no later than the April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date.
Neither we nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.
Notices
So long as the Global Notes are held on behalf of DTC or any other clearing system, notices to holders of notes represented by a beneficial interest in the Global Notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.
Trustee
The Bank of New York Mellon will be the trustee under the Indenture with respect to the notes and will be the paying agent and registrar for the notes. We and our affiliates have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon provides custodial services to us and provides corporate trust services to our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.
Within 90 days after a default, the trustee must give to the holders of the notes notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. The trustee may resign or be removed by the holders of a majority of the notes of one or more series (each voting as a class) in certain circumstances, and a successor trustee may be appointed by us to act with respect to the notes.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal or interest in respect of the notes that remain unclaimed for two years after the maturity date will be returned to the Company upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against the Company.
Governing Law
The notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York. Actions relating to the notes and Indenture may be brought in the state or federal courts in New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax considerations relating to the exchange of original notes for exchange notes pursuant to the exchange offer and to the ownership and disposition of the exchange notes acquired pursuant to the exchange offer that may be relevant to a beneficial owner. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. The following discussion does not deal with special classes of holders, such as dealers in securities or currencies, traders in securities electing to mark to market, banks, financial institutions, insurance companies, regulated investment companies, tax-exempt entities, entities classified as partnerships and the partners therein, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, persons holding notes as a position in a “straddle” or conversion transaction or as part of a “synthetic security” or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar. The discussion of the exchange notes in this summary is addressed only to holders of exchange notes that obtain their exchange notes pursuant to the exchange offer. This summary is addressed only to holders that hold their notes as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address state, local or foreign tax laws or any U.S. taxes other than U.S. federal income taxes (such as estate or gift taxes). Furthermore, this summary does not discuss the alternative minimum tax, the tax on net investment income or any consequences arising under special timing rules prescribed under section 451(b) of the Code. Holders should consult their tax advisors as to the particular tax consequences to them of the exchange offer and of holding and disposing of the exchange notes.
As used in this discussion, the term “U.S. Holder” means a holder that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of the notes. The term “Non-U.S. Holder” means a holder that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. Holder.
Tax Consequences to Holders who Participate in the Exchange Offer
An exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. Your initial tax basis in the exchange notes will equal your tax basis in the original notes, and your holding period for the exchange notes will include your holding period for the original notes.
Tax Consequences to U.S. Holders of Holding and Disposing of the Exchange Notes
Stated interest on an exchange note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
The original notes were issued without OID for U.S. federal income tax purposes. Since an exchange of original notes for exchange notes is not a taxable event for U.S. federal income tax purposes, the adjusted issue price of the exchange notes will equal the adjusted issue price of the original notes.
A U.S. Holder will recognize taxable gain or loss on the sale, redemption, retirement or other taxable disposition of an exchange note. The amount of such gain or loss will generally equal the difference between the amount realized for the exchange note (less any amounts attributable to accrued but unpaid interest, which will be taxable as such) and the U.S. Holder’s tax basis in the exchange note (as initially determined above). Any such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if such exchange note was held for more than one year. Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation, and the deductibility of capital losses is subject to certain limitations.
If a U.S. Holder’s initial tax basis in an exchange note (as determined above) is greater than the principal amount of the exchange note, the U.S. Holder will be considered to have acquired the exchange note at a premium. A U.S. Holder generally may elect to amortize the premium over the remaining term of the exchange note on a constant yield method as an offset to interest when includible in income under a U.S. Holder’s regular method of accounting. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the U.S. Internal Revenue Service (“IRS”).
If a U.S. Holder’s initial tax basis in an exchange note (as determined above) is less than the principal amount of the exchange note (subject to a de minimis exception), the U.S. Holder will be considered to have acquired the exchange note at a market discount. In such case, gain realized by the U.S. Holder on the sale, redemption, retirement or other taxable disposition of the exchange note generally will be treated as ordinary income to the extent of any accrued market discount on the exchange note at the time of the disposition. In general terms, market discount on an exchange note will be treated as accruing ratably over the term of the exchange note, or, at the election of the holder, under a constant-yield method. A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a disposition of an exchange note as ordinary income.
Tax Consequences to Non-U.S. Holders
Except as otherwise indicated below under “Foreign Account Tax Compliance Act” or “Information Reporting and Backup Withholding,” a Non-U.S. Holder will not be subject to U.S. federal withholding tax on payments of interest on the exchange notes, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock that are entitled to vote and has provided an applicable IRS Form W-8 (or appropriate substitute form), properly completed and signed under penalties of perjury, establishing its status as a Non-U.S. Holder. If any of the foregoing requirements is not met, payments of interest on an exchange note generally will be subject to U.S. federal withholding tax at a 30% rate (or at a lower applicable treaty rate).Except as otherwise indicated below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, redemption, retirement or other taxable disposition of the exchange notes.
Foreign Account Tax Compliance Act
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the exchange notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the exchange notes as a result of the deduction or withholding of such tax.
Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the exchange notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the exchange notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances as provided in the Registration Rights Agreement or otherwise as required by applicable law.
We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

VALIDITY OF THE EXCHANGE NOTES
The validity of the exchange notes offered hereby will be passed upon by Cleary Gottlieb Steen & Hamilton LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Offer to Exchange
$1,660,622,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027
(CUSIP Nos. 025816 CN7 and U02581 AJ2)
for
$1,660,622,000 aggregate principal amount of 3.300% Senior Notes due May 3, 2027
(CUSIP No. 025816 CP2)
that have been registered under the Securities Act

PROSPECTUS
March 28, 2022